Exhibit 21             Subsidiaries of Fidelity Federal Bancorp

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Name                                                                    Jurisdiction of Incorporation
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
Fidelity Federal Bancorp:
    United Fidelity Bank, fsb                                           United States of America
    Village Affordable Housing Corporation                              Indiana

Also included are the subsidiaries of United Fidelity Bank, fsb:
    Village Insurance Corporation                                       Indiana
    Village Housing Corporation                                         Indiana
    Village Management Corporation                                      Indiana
    Village Capital Corporation                                         Indiana
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